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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of California Micro Devices Corporation for the registration of 1,943,002 shares of its common stock and to the incorporation by reference therein of our report dated April 29, 2002, with respect to the financial statements and schedule of California Micro Devices Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
December 23, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS